Exhibit 10.3

SECURITY AGREEMENT

           This SECURITY AGREEMENT is made as of March 6, 2015 between JAMES E. DAVISON, an individual residing at 222 Loblolly Lane, Choudrant, LA 71227, as agent (hereinafter, in such capacity, the “Agent”) for himself and the other lenders listed on the signature page hereto (hereinafter, collectively, the “Secured Parties”) and VIRTUAL PIGGY, INC., a Delaware corporation with its chief executive office located at 1221 Hermosa Avenue, Suite 210, Hermosa Beach, CA 90254, Attention:  President  (the “Debtor”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Debtor has issued in favor of each of the Secured Parties, Secured Convertible Promissory Notes (each a “Note” and collectively the “Notes”), in the aggregate principal amount of Two Million Dollars ($2,000,000); such Notes have been issued pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) of even date herewith between the Debtor and the Secured Parties; and

           WHEREAS, it is a condition precedent to the Secured Parties’ making any loans under the Purchase Agreement and the Notes or otherwise extending credit to the Debtor that the Debtor execute and deliver to the Secured Parties this Security Agreement;

           NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to extend the loans to the Debtor pursuant to the Notes, the Debtor hereby agrees with the Secured Parties as follows:

           1.             Defined Terms.

(a)           Unless otherwise defined herein, (i) terms, which are defined in the Notes and used herein, shall have the meanings ascribed to such terms in the Notes, and (ii) terms, which are defined in the Purchase Agreement and used herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

(b)           The following terms which are defined in Article 9 are used herein as so defined:  Accessions, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letters of Credit, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Software and Supporting Obligations.

(c)           The following terms shall have the following meanings:

“Article 9” means Article 9 of the Code as in effect from time to time.

“Code” means the Uniform Commercial Code as from time to time in effect in the State of California, including, specifically, Article 9.

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Contracts” means the separate contracts between the Debtor and third parties (including without limitation its customers), as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Debtor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Debtor to perform and to exercise all remedies thereunder; but excluding any contracts, the assignment or hypothecation of which, for collateral purposes, would result in a default or require, or cause, a forfeiture or permit a revocation of material rights under such contract.

“Copyrights” means (a) all copyrights of the United States or any other country, (b) all copyright registrations filed in the United States or in any other country, and (c) all Proceeds thereof.

“Copyright License” means any Contract providing for the grant by Debtor of any right to use any Copyright.

“Customer Contracts” means Contracts between the Debtor and its customers.

“Encumbrance” or “Encumbrances” means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest under a financing lease or any analogous arrangements in any of properties or assets of Debtor, intended as, or having the effect of, security.

“Event of Default” as defined in each Note.

“Governmental Authority” means any Federal, state, local or foreign court, commission or tribunal, or governmental, administrative or regulatory agency, department, authority, instrumentality or other body.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, results of operations or prospects of the Debtor and its subsidiaries, taken as a whole.

“Obligations” means all principal, interest, fees, charges, collateral protection expenses, enforcement costs and other sums (in each case whether pre-or-post petition) due or to become due and payable by Debtor to any of the Secured Parties under the Notes, this Agreement or the Purchase Agreement.

“Patents” means (a) all patents of the United States and all reissues and extensions thereof, (b) all applications for patents of the United States and all divisions, continuations and continuations-in-part thereof or any other country, and (c) all Proceeds thereof.

“Patent License” means any Contract providing for the grant by Debtor of any right to manufacture, use or sell any invention covered by a Patent.

“Permitted Encumbrances” means any of the following Encumbrances that exist or that the Debtor may create or incur or suffer to be created or incurred or to exist : (i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue; (ii)  deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; (iii)  liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 180 days from the date of creation thereof in respect of obligations not overdue; (iv) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Debtor is a party, and other minor liens or encumbrances none of which in the opinion of the Debtor interferes materially with the use of the property affected in the ordinary conduct of business of the Debtor, which defects do not individually or in the aggregate have a Material Adverse Effect; (v)  purchase money security interests in or purchase money mortgages on real or personal property to secure purchase money indebtedness, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; or (vi) security interests in the sale and lease back of real and personal property, the aggregate value of which does not exceed $500,000 during the term of the Note.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

“Requirement of Law” means any requirement of law, rule, regulation or guideline of any Governmental Authority.

“Security Agreement” means this Security Agreement, as amended, supplemented, restated or otherwise modified from time to time.

“Software License” means any agreement, written or oral, providing for the grant by Debtor of any right to use any Software.

“Source Code” means all source code and all updates, releases and/or new versions of the Software.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof or otherwise, (b) all renewals thereof, and (c) all Proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Trademarks.

“Trademark License” means any Contract providing for the grant by Debtor of any right to use any Trademark.

2.	Grant of Security Interest.

(a)           As collateral security for the prompt and complete payment and performance when due of the Obligations, the Debtor hereby grants to the Agent, for the benefit of each of the Secured Parties, a security interest in all properties, assets and rights of the Debtor now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest, wherever located or situated and however defined or classified under Article 9, including, without limitation, all of the property described in clause (b) below  (collectively, the “Collateral”).

(b)           Without limitation of the foregoing, the Collateral includes all of Debtor’s right, title and interest in the following at all times:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Commercial Tort Claims;

(iv)	all Contracts;

(v)	all Copyrights;

(vi)	all Copyright Licenses;

(vii)	all Deposit Accounts;

(viii)	all Documents;

(ix)	all Equipment;

(x)	all General Intangibles;

(xi)	all Goods;

(xii)	all Instruments;

(xiii)	all Inventory;

(xiv)	all Investment Property;

(xv)	all Letter-of-Credit Rights;

(xvi)	all Letters of Credit;

(xvii)	all Patents;

(xviii)	all Patent Licenses;

(xix)	all Payment Intangibles;

(xx)	all Promissory Notes;

(xxi)	all Software (including, without limitation, any Source Code thereto, all Software Licenses and any Patents or Copyrights associated therewith);

(xxii)	all Supporting Obligations;

(xxiii)	all Trademarks;

(xxiv)	all Trademark Licenses;

(xxv)	all Proceeds, all Accessions and additions thereto and all substitutions and replacements therefor and products of any and all of the foregoing.

3.	Rights of Agent; Limitations on Agent’s Obligations.

(a)
Debtor Remains Liable under Accounts and Contracts.  Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract.  The Agent shall not shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Agent of any payment relating to such Account or Contract pursuant hereto, nor shall the Agent be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)
Notice to Account Debtors and Contracting Parties.  At any time after the occurrence of an Event of Default, upon the request of the Agent acting upon the written instruction of the Required Secured Parties, the Debtor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Agent for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Agent.  Upon the occurrence of an Event of Default, the Agent, may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to the Agent’s reasonable satisfaction the existence, amount and terms of any Accounts or Contracts and to give notice to them of the Agent’s Lien against any Accounts or Contracts.

                4.             Representations and Warranties.  The Debtor hereby represents and warrants to the Secured Parties that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) it has the corporate power and authority to own or hold under lease the Collateral, to transact the business it transacts and proposes to transact, to execute and deliver this Security Agreement and to perform the provisions hereof, (c) this Security Agreement has been duly authorized by all necessary corporate action on the part of the Debtor and constitutes a legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (d) the execution, delivery and performance by the Debtor of this Security Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien (other than those provided for in this Security Agreement) in respect of any property of the Debtor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, the Debtor’s articles of incorporation or bylaws, or any other material agreement or instrument to which the Debtor is a party or by which the Debtor or any of its properties may be bound or affected; (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Debtor, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Debtor, (e) except for the Encumbrances granted pursuant to this Security Agreement and  Permitted Encumbrances, the Debtor owns each item of the Collateral free and clear of any and all Encumbrances or claims of others,  and (f)  except in connection with Permitted Encumbrances, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Parties.

                5.             Covenants.  The Debtor covenants and agrees with the Secured Parties that, from and after the date of this Security Agreement until the Obligations are paid in full:

(a)           Further Documentation; Pledge of Instruments and Chattel Paper.  Upon the written request of the Secured Parties, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Encumbrances created hereby.  The Debtor also hereby authorizes the Secured Parties to file any such financing or continuation statement.  A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be delivered to the Secured Parties, duly endorsed in a manner satisfactory to the Secured Parties to be held as Collateral pursuant to this Security Agreement.

(b)           Indemnification.  Following the occurrence of any Event of Default, in any suit, proceeding or action brought by any Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtor will save, indemnify and keep the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor.

(c)           Maintenance of Records.  The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.  The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  The Secured Parties shall have a security interest in all of the Debtor’s books and records pertaining to the Collateral, and the Debtor shall make any such books and records available to the Secured Parties or to their representatives during normal business hours for their review at the request of the Secured Parties upon reasonable prior notice.

(d)           Right of Inspection.  The Secured Parties shall at all times but no more than once every six (6) months and upon reasonable prior notice have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Secured Parties or their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Secured Parties, at the Debtor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided, however, that during the occurrence of an Event of Default, the Secured Parties and their respective representatives may conduct such examinations at any time.  The Secured Parties and their representatives shall at any reasonable time, but no more than once every six (6) months, and upon reasonable prior notice also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests-therein provided, however, that during the occurrence of an Event of Default, the Secured Parties and their respective representatives may enter any such premises at any time.

(e)           Compliance with Laws.  The Debtor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any Requirement of Law in any reasonable manner which shall not, in the opinion of the Secured Parties, adversely affect the Secured Parties’ rights or the priority of its Encumbrances on the Collateral.

(f)           Compliance with Terms of Contracts.  The Debtor will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral except where such nonperformance and noncompliance could not reasonably be expected to have a Material Adverse Effect.

(g)           Payment of Obligations.  The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.

(h)           Limitation on Encumbrances on Collateral.  The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Encumbrance or claim on or to the Collateral, other than the Encumbrances created hereby or Permitted Encumbrances, and will defend the right, title and interest of the Secured Parties in and to any of the Collateral against other claims and demands of all Persons whomsoever.

(i)           Limitations on Dispositions of Collateral.  The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (x) sales of Inventory in the ordinary course of its business, (y) licenses of Software in the ordinary course of its business and (z) so long as no Event of Default has occurred, the disposition in the ordinary course of business of property not material to the conduct of its business.

(j)           Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts.  The Debtor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of all Contracts and Accounts as Collateral when examined in the aggregate or (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account where such failure could reasonably be expected to have a Material Adverse Effect on the value of all Contracts and Accounts when examined in the aggregate.

(k)           Maintenance of Equipment.  The Debtor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose except where the failure to maintain such Equipment could not reasonably be expected to have a Material Adverse Effect.

(l)           Further Identification of Collateral.  The Debtor will furnish to the Agent from time to time upon request, but no more than once per year, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

(m)           Notices.  The Debtor will advise the Secured Parties promptly, in reasonable detail, (i) of any Encumbrance (other than Encumbrances created hereby or Permitted Encumbrances) on, or claim asserted against, any of the Collateral, (ii) of any notice sent by a Secured Party of the occurrence of an Event of Default under such Secured Party’s Note and (iii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Encumbrances created hereunder.

(n)           Changes in Locations, Name.  The Debtor shall provide Secured Parties with at least thirty (30) days prior written notice in the event of either (i) a change the location of its chief executive office/chief place of business or jurisdiction of incorporation or remove its books and records from such location, or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Secured Parties in connection with this Security Agreement would become seriously misleading.

(o)           Patents, Copyrights, Software, Trademarks and General Intangibles.

(i)           Whenever Debtor shall file an application for the registration of any Patent, Software or Trademark with the United States Patent and Trademark Office or any Copyright or Software with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, Debtor shall report such filing to the Secured Parties within five (5) business days after the last day of the fiscal quarter in which such filing occurs.

(ii)           The Debtor shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Parties may reasonably request to evidence the Secured Parties’ security interest in any Patent, Copyright, Software, General Intangible or Trademark and the goodwill of Debtor relating thereto or represented thereby, and Debtor hereby constitutes the Agent as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

(iii)           The Debtor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any registered Patents, Copyrights, Software, General Intangibles or Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(iv)           In the event that any material Patent, Copyright, Software, General Intangible or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, Debtor shall promptly notify the Agent after it learns thereof and shall, unless Debtor shall reasonably determine that such Patent, Copyright, Software, General Intangible or Trademark is of negligible economic value to Debtor, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as Debtor shall reasonably deem appropriate under the circumstances to protect such Patent, Copyright, Software, General Intangible or Trademark.

(p)           Insurance.  Debtor, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, are reasonable given the nature of Debtor’s business and the type and use of Collateral.  Debtor shall also maintain insurance relating to Debtor’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Debtor’s.  All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to the Agent.  All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to the Agent, showing the Agent as an additional loss payee thereof, and all liability insurance policies shall show the Agent as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to the Agent before canceling its policy for any reason.  Upon the Agent’s request, Debtor shall deliver to the Agent certified copies of such policies of insurance and evidence of the payments of all premiums therefor.  All proceeds payable under any such policy shall, at the option of the Agent, be payable to the Agent to be applied on account of the Obligations in such order as the Agent shall elect.

(q)           Commercial Tort Claims.  The Debtor shall promptly notify the Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim against any third party, and upon request of the Secured Parties, promptly enter into an amendment to this Security Agreement and do such other acts or things deemed appropriate by the Secured Parties to give the Secured Parties a security interest in any such Commercial Tort Claim.

6.	Agent’s Appointment as Attorney-in-Fact.

(a)           Powers.  During the existence of an Event of Default, the Debtor hereby irrevocably constitutes and appoints the Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in the Agent’s discretion upon instruction from the Required Secured Parties, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Debtor hereby gives the Agent the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following:  to pay or discharge taxes and Encumbrances (other than Permitted Encumbrances) levied or placed on the Collateral (upon written instruction of the Required Secured Parties), to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof (upon written instruction of the Required Secured Parties); and during the existence of an Event of Default and only upon written instruction of the Required Secured Parties, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to assign any Patent, Copyright, Software, General Intangible or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and Debtor’s expense, at any time, or from time to time, all acts and things which the Agent, with the consent and instruction of the Required Secured Parties, deems necessary to protect, preserve or realize upon the Collateral and the Agent’s Encumbrances thereon and to effect the intent of this Security Agreement, all as fully and effectively as Debtor might do.  In addition, the Debtor hereby irrevocably constitutes and appoints the Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in the Agent’s discretion, for the purpose of perfecting the Agent’s Lien against the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such purpose.  The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The powers of attorney in this subsection are powers coupled with an interest and shall be irrevocable.

(b)           Other Powers.  The Debtor also authorizes the Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c)           No Duty on Agent’s Part.  The powers conferred on the Agent hereunder are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for amounts that it or the Secured Parties actually receive as a result of the exercise of such powers, and none of them nor any of their officers, directors, or employees shall be responsible to Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

               7.             Performance by Agent of Debtor’s Obligations.  If Debtor fails to perform or comply with any of its agreements contained herein and the Agent, upon written instruction of the Required Secured Parties, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, shall be payable by Debtor to the Agent on demand and shall constitute Obligations secured hereby.

                8.            Proceeds.  In addition to the rights of the Agent specified in Section 3 with respect to payments of Accounts, it is agreed that during the existence of an Event of Default (a) all Proceeds received by the Debtor consisting of cash, checks and other near-cash items shall be held by the Debtor in trust for the Secured Parties, segregated from other funds of the Debtor, and shall, forthwith upon receipt by the Debtor, be turned over to the Agent in the exact form received by the Debtor (duly endorsed by the Debtor to the Agent), and (b) any and all such Proceeds received by the Agent (whether from the Debtor or otherwise) may, in the sole discretion of the Agent upon written instruction of the Required Secured Parties, be held by the Agent as collateral security for, and/or then or at any time thereafter may be applied by the Agent, pro ratably against, the Obligations or in such order as the Required Secured Parties may elect.  Any balance of such Proceeds remaining after the Obligations shall have been paid in full, shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

                9.            Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Agent, at the written direction of the Required Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Agent at written direction of the Required Secured Parties, during the existence of an Event of Default and without further demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Each purchaser at any such sale shall hold the Collateral sold absolutely free from any claim or right on the part of the Debtor, and Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each of the Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released, and in connection herewith to credit bid the Obligations with the proceeds that would otherwise be payable to such Secured Party.  The  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor hereby waives any claims against Agent arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale.  The Debtor further agrees, at the Agent’s request upon instruction from the Required Secured Parties, to assemble the Collateral and make it available to the Agent at places, which the Agent shall reasonably select, whether at Debtor’s premises or elsewhere.  The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Required Secured Parties may elect, and only after such application and after the payment by Agent of any other amount required by any provision of law, including, without limitation, any provision of the Code, need the Agent account for the surplus, if any, to Debtor.  To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the exercise by Agent of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the obligations and the fees and disbursements of any attorneys employed by Agent to collect such deficiency.  Debtor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where Agent is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

                10.           Limitation on Duties Regarding Preservation of Collateral.  The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Article 9 or otherwise, shall be to deal with it in the same manner as any Secured Party deals with similar property for its own account.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

                11.           Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12.           Agent.  Each Secured Party hereby designates and appoints the Agent to serve in accordance with the terms and conditions of this Agreement, and the Agent hereby agrees to act as such, upon the terms and conditions provided in this Agreement.  The Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent or other document or conversation believed by it to be genuine and correct.  The Agent shall be fully justified in failing or refusing to take any action unless it first receives such advice or concurrence from the Required Secured Parties.  The Agent shall be under no obligation to take any action to protect, preserve or enforce any rights or interests in the Collateral or to take any action toward the execution or enforcement of the rights and remedies hereunder, whether on its own motion or on the request of any other Person, which in the opinion of the Agent may involve loss, liability or expense to it, unless the Debtor and/or one or more Secured Parties shall offer and furnish security or indemnity, reasonably satisfactory to the Agent, against loss, liability and expense to the Agent.  As used herein, “Required Secured Parties” means, as of any date, the Secured Parties holding at least a majority of the outstanding principal amount of the Notes on such date.  The Agent shall in all cases be fully protected in acting or refraining from acting in accordance with a request or consent of the Required Secured Parties and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.  The Agent will not be deemed to have knowledge or notice of the occurrence of any Event of Default except with respect to payment default required to be paid to the Agent in its individual capacity, unless the Agent shall have received written notice from a Secured Party or the Debtor describing such default.  The Agent shall use its best efforts to notify all Secured Parties and the Debtor of any such notice.  The Agent shall take such action with respect to such default as may be reasonably and lawfully requested by the Required Secured Parties in accordance with the terms of this Agreement subject to the requirements set forth above for indemnification and further subject to its right to resign under Section 13 below.  In addition to any other indemnification provided for hereunder or otherwise in favor of the Agent, each of the Secured Parties shall indemnify upon demand the Agent and its agents, pro rata, from and against any and all actions, causes of actions, suits, losses, liabilities, damages and expenses, including reasonable attorney's fees, other than those resulting from the Agent or its agents gross negligence or willful misconduct.  The Agent shall not be required to advance, expend or risk its own funds or otherwise incur personal liability in the performance of its duties or in the exercise of any rights or remedies hereunder.  All funds expended by the Agent hereunder (including, without limitation, funds expended for reasonable attorney’s fees) shall be promptly reimbursed by the Debtor and/or the Secured Parties upon demand from the Agent.  Nothing shall limit or restrict the right of the Agent in its individual capacity to be a holder of Notes and to exercise its rights thereunder, including, without limitation, its right to vote as a Secured Party as part of the Required Secured Parties.  The Agent shall not be liable or responsible in any way for any diminution in the value of the Collateral or any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at the sole risk of the Debtor and/or the Secured Parties.  Unless instructed in writing by the Required Secured Parties and indemnified by the Secured Parties, the Agent shall not be responsible for effecting any filings with the United States Patent and Trademark Office or the United States Copyright Office with respect to any of the Collateral.  The Agent makes no representation or warranty as to the validity, sufficiency or enforceability hereof or of the Collateral or as to the value, title, condition, or adequacy of insurance on, or otherwise with respect to, the Collateral.  The Agent shall not be accountable to anyone for the use or application of the proceeds of the Notes.  The Agent makes no representation or warranty as to the attachment, perfection or priority of the security interests and liens contemplated hereby.

                13.           Resignation of Agent.   The Agent may resign at any time by giving twenty (20) days prior written notice thereof to the Secured Parties and the Debtor.  Upon any such resignation, the Required Secured Parties shall have the right to appoint a successor Agent.  Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Debtor.  If no successor Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within fifteen (15) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Secured Parties, appoint a successor Agent.  If no such successor can be found or appointed, a successor Agent may be appointed, upon application of the retiring Agent or any Secured Party, by any court of competent jurisdiction.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.

                14.           Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All covenants and other agreements contained in this Security Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns  whether so expressed or not.

                15.           Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.  This Security Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                16.           No Waiver; Cumulative Remedies.  The Agent shall not, by any act (except by a written instrument), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Agent, of any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agent would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.  THIS SECURITY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF CALIFORNIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                17.           Jurisdiction; Venue; Service of Process.  This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Central District of California and if such court does not have proper jurisdiction, the State Courts of Los Angeles County, California. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of California by virtue of a failure to perform an act required to be performed in the State of California and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Central District of California and if such court does not have proper jurisdiction, the State Courts of Los Angeles County, California for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Los Angeles County, California, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Central District of California and if such court does not have proper jurisdiction, the State Courts of Los Angeles County, California has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 17 shall affect or limit any right to serve process in any other manner permitted by law.

                18.           Notices.  Notices hereunder shall be given to the Debtor, the Agent and each Secured Party in the manner set forth in the Purchase Agreement of even date herewith between the Debtor and each of the Secured Parties and at the addresses set forth therein.

                19.           Termination.  Upon the repayment in full of all Obligations, this Security Agreement shall terminate, the Secured Parties shall deliver any release of the Encumbrances created under this Security Agreement that Debtor may reasonably request (at the cost of the Debtor), and the Secured Parties shall return to the Debtor all Collateral then in its possession, custody, or control, and this Security Agreement shall terminate without further action by the Party and be of no further force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

VIRTUAL PIGGY, INC.

By:
Name: Joseph Dwyer
Title: Chief Financial Officer

AGENT

Name: James E. Davison

OMNIBUS SIGNATURE PAGE TO

VIRTUAL PIGGY, INC.

SECURITY AGREEMENT

The undersigned, as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached, which, together with all counterparts of the Security Agreement and signature pages of the other parties named in said Security Agreement, shall constitute one and the same document in accordance with the terms of the Security Agreement.

Print Name:

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